Exhibit 10.16

IN THE TWENTIETH JUDICIAL CIRCUIT IN AND FOR

COLLIER COUNTY, FLORIDA

CIVIL DIVISION

ALAN B. FIELDS,

Plaintiff,

vs.	Case No.: 05-419-CA-CAE

CERTIFIED DIABETIC SERVICES,

INC., a Delaware corporation, CDS

INVESTORS, LLC, a Florida Limited

Liability Company, and BRENT

PETERSON,

Defendants.

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SETTLEMENT AGREEMENT

During a mediation conference on Monday, October 30, 2006 at 1:00 p.m., the parties reached the following agreement:

1.	See attached Ex “A”. ~~shall pay to the sum of $ within days of this date. Each party shall bear its own fees and costs.~~

2.	The parties shall exchange general releases and any other documents which are appropriate to implement this settlement.

3.	The case and all claims asserted herein will be dismissed with prejudice promptly upon receipt of $75K payment by 11/30/06.

4.	Neither party has relied upon any representation or statement of the other party, opposing counsel, or the mediator with respect to the underlying facts, the rights and obligations of the parties, or the advisability of agreeing to this settlement.

5.	This agreement shall be enforceable by the Court upon motion of either party.

6.	See Exhibit “A”.

Dated:		Dated:

ALAN B. FIELDS		CERTIFIED DIABETIC SERVICES, INC.

By:	/s/ Alan B. Fields	By:	/s/ Lowell M. Fisher, Jr.
		Its:	Chairman and CEO

/s/ A. Anderson B. Dogali		/s/ David C. Banker
A. Anderson B. Dogali		David C. Banker
Forizs & Dagali, P.L.		Bush Ross, P.A.
4301 Anchor Plaza Parkway, Suite 300		220 S. Franklin Street
Tampa, Florida 33634		Tampa, Florida 33602
Attorney for Plaintiff		Attorney for Defendant, Certified Diabetic Services, Inc.

		Dated:	Oct. 30, 2006

CDS INVESTORS, LLC

		By:	/s/ Brent Peterson
		Its:	Managing Member

/s/ Antonio Faga
Antonio Faga
7955 Airport Road North, Suite 101
Naples, Florida 334109
Attorney for Defendant CDS Investors, LLC

LOWELL FISHER		BRENT PETERSON

By:	/s/ Lowell M. Fisher, Jr.	By:	/s/ Brent Peterson

Dated:	10/30/2006	Dated:	10/30/2006

(Per ¶ 7 of Ex “A”)

Exhibit “A”

1. Certified Diabetic Services, Inc. (the “Company”) will pay Alan Fields (“Fields”) cash of $75,000 on or before November 30, 2006.

2. The Company will pay Fields $120,000, in 24 equal monthly installments of $5,000, beginning on December 31, 2006 and continuing monthly thereafter until paid in full.

3. The Company will issue Fields 1,500,000 shares of its common stock.

4. The Company will file a registration statement on Form SB-2 with the U.S. Securities and Exchange Commission and will include in that registration statement the 1,500,000 shares being issued to Fields in this settlement agreement.

5. The Company will cause the restrictive legend on the shares currently owned by Fields to be removed, provided that the Company receives an opinion of Field’s counsel that the restrictive legend can be removed.

6. Fields agrees that he will not vote 1,500,000 shares of common stock that he presently owns during the 24 month period following the date of this Agreement, provided however, if Fields sells any such shares in bona fide third party transactions to persons that are not affiliated with him, then the Company will permit these shares to be voting shares. Fields will surrender to the Company stock certificate(s) so that the Company can place a legend on such certificates indicating this restriction. The Company will return the share certificates to Fields with such legend. Upon the Company’s receipt of a letter from a licensed broker dealer that it is in receipt of Field’s shares for sale in the “open market” together with a representation from Fields that he intends to sell such shares in the “open market’, the Company will issue a certificate without the legend referenced in this paragraph, provided however, Fields will not be entitled to vote any such shares which are not sold pending the expiration of the period referenced in this paragraph.

7. The Company, CDS Investors, LLC, the Company’s subsidiaries, affiliates, directors (present and former), officers (present or former) and employees (present or former), including but not limited to Lowell Fisher and Brent Peterson on the one hand, and Fields and his affiliates on the other hand, will execute broad mutual general releases of any and all causes of action arising out of events occurring on or before the date of this settlement agreement.

8. The parties will dismiss the lawsuit, including all claims and counterclaims, with prejudice.

9. The Company will release Fields from the sanctions awarded against him.

10. Each party will bear its own legal fees and costs.

11. Fields will execute a UCC-3, releasing all claims against the Company’s assets, which UCC-3 will be held in escrow pending the $75,000 payment referenced in paragraph 1 above.

12. Fields shall be permitted to characterize the tax treatment of the settlement payment in any manner he desires.

13. If the Company defaults in the payments due under paragraph 2, and such default continues for 10 days after its due date, then Fields shall be entitled to accelerate all payments due and shall be entitled to entry of a judgment for the balance due to him.

14. Fields transfers all of his rights to the membership units in the LLC to the Company for no additional consideration.

15. Fields acknowledges that he has no right to exercise any stock option that he may hold in the Company.

16. If a legal action is initiated by any party to this agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.